                                   AWARE, INC.
                            OFFER TO EXCHANGE OPTIONS
                 NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT

         I received, signed and returned the Election Form, in which I elected to accept Aware, Inc.'s offer to exchange all of my eligible options (the "Offer"). I now wish to change that election and reject Aware's Offer. I understand that by signing this Notice and delivering it to Rita deAraujo, I will withdraw my acceptance of the Offer and reject the Offer instead. I have read and understand all the terms and conditions of the Offer. I have read and understand the instructions attached to this Notice.

         I understand that to reject the Offer, I must sign, date and deliver this Notice via hand delivery or regular or overnight mail to Rita deAraujo at Aware, Inc., 40 Middlesex Turnpike, Bedford, MA 01730 for receipt prior to the expiration date of 5:00 p.m. Eastern Time on April 1, 2003.

         I understand that by rejecting the Offer, I will not receive any new options pursuant to the Offer and I will keep the old options that I have. These options will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Aware and me.

         I understand that I may change this election, and once again accept the Offer, by submitting a new, later-dated Election Form to Rita deAraujo at Aware, Inc., 40 Middlesex Turnpike, Bedford, MA 01730 prior to the expiration date of 5:00 p.m. Eastern Time on April 1, 2003.

         By signing below, I reject the Offer.


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SIGNATURE                        SOCIAL SECURITY, TAX ID OR        DATE
                                 NATIONAL ID NUMBER

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NAME (PLEASE PRINT)              DAYTIME PHONE

         Please complete and sign this form and return it by hand delivery or regular or overnight mail to:

                                  Rita deAraujo
                                   Aware, Inc.
                              40 Middlesex Turnpike
                               Bedford, MA 01730.

The deadline for receipt of this Notice to Change Election From Accept to Reject is no later than 5:00 p.m., Eastern Time, on April 1, 2003.

         You may change your election to tender options for exchange by submitting a new, later-dated Election Form for receipt prior to the expiration date of 5:00 p.m. Eastern Time, on April 1, 2003.

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Notice to Change Election From Accept to Reject.

         A properly completed and executed original of this Notice to Change Election From Accept to Reject, and any other documents required by this Notice to Change Election From Accept to Reject, must be received by Rita deAraujo either via hand delivery or regular or overnight mail on or before 5:00 p.m. Eastern Time on April 1, 2003 (the "Expiration Date").

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. YOU MAY HAND DELIVER YOUR ELECTION FORM TO RITA deARAUJO AT AWARE, INC. (THE "COMPANY"), OR YOU MAY MAIL IT TO HER AT THE ADDRESS LISTED ON THE PREVIOUS PAGE OF THIS NOTICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Although by submitting a Notice to Change Election From Accept to Reject you have withdrawn your tendered options from the Offer, you may change your mind and re-accept the Offer until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If the Offer is extended by the Company beyond that time, you may tender your options at any time until the extended expiration of the Offer. To change your mind and elect to participate in the Offer, you must deliver a new signed and dated Election Form with the required information to the Company while you still have the right to participate in the Offer. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

         By signing this Notice to Change Election From Accept to Reject, you waive any right to receive any notice of the withdrawal of the tender of your options, except as provided for in the Offer to Exchange.

         2. Signatures on This Notice to Change Election from Accept to Reject.

         If this Notice to Change Election From Accept to Reject is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration.

         If this Notice to Change Election From Accept to Reject is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of that person so to act must be submitted with this Notice to Change Election From Accept to Reject.

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         3. Other Information on This Notice to Change Election From Accept to
Reject.

         In addition to signing this Notice to Change Election From Accept to Reject, you must print your name and indicate the date and time at which you signed. You must also include a current daytime phone number and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         4. Requests for Assistance or Additional Copies.

         Any questions or requests for assistance completing this Election Form, as well as requests for additional copies of the Offer or this Notice to Change Election From Accept to Reject may be directed to Rita deAraujo, at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts, 01730, telephone number (781) 276-4000. Copies will be furnished promptly at the Company's expense.

         5. Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by the Company in its discretion. The Company's determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Notices to Change Election From Accept to Reject that the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Change Election From Accept to Reject, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Change Election From Accept to Reject will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Change Election From Accept to Reject must be cured within the time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Change Election From Accept to Reject, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE NOTICE TO CHANGE ELECTION FROM ACCEPT TO REJECT TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR BEFORE THE EXPIRATION DATE.

         6. Additional Documents to Read.

         You should be sure to read the Offer and all documents referenced therein before deciding to participate in the Offer.

         7. Important Tax Information.

         You should refer to Section 13 of the Offer, which contains important U.S. federal income tax information.

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